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                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference to the Registration Statement (Form S-8) of Affymetrix, Inc., pertaining to the Affymetrix/Neomorphic, Inc. 1998 Stock Option Plan, of our report dated February 8, 2000, except for the third paragraph of Note 1 and Note 13 as to which the date is February 9, 2000, with respect to the consolidated financial statements of Affymetrix, Inc. included in its Current Report on Form 8-K dated April 7, 2000, filed with the Securities and Exchange Commission.





                                        /s/ Ernst & Young LLP

Palo Alto, California
December 21, 2000